Exhibit 99.1

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on November 6, 2008 (including additional amendments thereto) with respect to the shares of Common Shares, no par value per share, of InFocus Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 6, 2008	NERY CAPITAL PARTNERS, L.P.

	By:	Nery Capital Management, L.L.C.
General Partner

By:	/s/ Michael A. Nery
Name: Michael A. Nery,
Title: Manager

NERY ASSET MANAGEMENT, LLC

By:	/s/ Michael A. Nery
Name: Michael A. Nery,
Title: Manager

NERY CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Michael A. Nery
Name: Michael A. Nery,
Title: Manager

/s/ Michael A. Nery
MICHAEL A. NERY